CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of EWRX Internet Systems for the quarter ending March 31, 2009, I, Jessica Q. Wang, Chief Executive Officer and Principal Accounting Officer of EWRX Internet Systems hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such quarterly report of Form 10-Q for the quarter ending March 31, 2009, fairly represents in all material respects, the financial condition and results of operations of EWRX Internet Systems.

Date: May 20, 2009

EWRX Internet Systems

By: /s/ Jessica Q. Wang
Jessica Q. Wang
Chief Executive Officer and Principal Accounting Officer